                                                                     Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of
Municipal Investment Trust Fund--Multistate Series--59, Defined Asset Funds (Califoria, New Jersey and Ohio Insured Trusts):

We consent to the use in this Post-Effective Amendment No. 5 to Registration Statement No. 33-52549 of our opinion dated May 27, 1999 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading 'Miscellaneous--Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
June 9, 1999